UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2012

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Carl Bass Employment Agreement

On March 8, 2012, Autodesk, Inc. (the “Company”) entered into an amended and restated employment agreement with Carl Bass, the Company’s President and Chief Executive Officer, which will be effective April 1, 2012 (the “Bass Agreement”). The Bass Agreement replaces and supersedes the employment agreement dated December 12, 2008 between the Company and Mr. Bass.

During the term of the Bass Agreement, Mr. Bass will receive an annual base salary of $990,000. In addition, Mr. Bass will be eligible to participate in the Autodesk Executive Incentive Plan (the “EIP”) at a target level of not less than 125% of his annual base salary, subject to the terms of the EIP. Either Mr. Bass or the Company may terminate the employment relationship upon thirty days written notice to the other party.

Pursuant to the Bass Agreement, the Company has agreed to continue to nominate Mr. Bass to serve as a member of the Company’s Board of Directors (the “Board”). In addition, the Company has agreed to provide Mr. Bass with certain severance benefits in the event Mr. Bass’s employment is terminated by the Company without cause or if Mr. Bass resigns for good reason (as such terms are defined in the Bass Agreement), including if such termination or resignation is in connection with a change of control or following the completion of a Board requested executive transition period (as such terms are defined in the Bass Agreement).

Mr. Bass will continue to be eligible to receive long term incentive equity awards customarily granted to executive officers, as well as to participate in all other benefit plans, policies and arrangements (other than the Company’s Executive Change in Control Program) that are applicable to other senior executives of the Company, as such may exist from time to time.

The Bass Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Approval of Executive Participation in Executive Incentive Plan for Fiscal Year 2013

On March 8, 2012, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board determined the target awards and payout formulas for fiscal year 2013 under the EIP. The EIP is an annual cash incentive plan intended to motivate and reward participants to ensure the Company achieves its annual financial and non-financial objectives. The EIP was approved by the stockholders in June 2010 and is intended to permit the payment of bonuses that may qualify as performance-based compensation under Internal Revenue Code Section 162(m). Each of the Company’s executive officers is eligible to participate in the EIP.

For each executive officer participant, the Compensation Committee previously established a target award equal to a specified percentage of such participant’s base salary ranging from 20% to 125% (the “Participant’s Target Amount”). The Compensation Committee determined a funding/payout formula for the EIP in general and for each participant individually related to achievement of certain revenues for fiscal 2013, as well as certain non-GAAP operating margin levels for fiscal 2013.

The actual bonuses payable for fiscal year 2013 (if any) will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee and other factors set forth in the EIP, such as individual performance. Accordingly, each participant could receive a bonus ranging from zero percent of the Participant’s Target Amount (for performance falling short of the goals) to a percentage in excess of the Participant’s Target Amount (for performance exceeding the goals). The Compensation Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. An executive officer participant must be an employee on the date of the bonus payout for fiscal year 2013 (if any) in order to be eligible for any bonus under the EIP.

Sales Commission Plan with Steven Blum

On March 8, 2012, the Compensation Committee approved the fiscal year 2013 Sales Commission Plan and compensation targets for Steven Blum, our Senior Vice President, Worldwide Sales and Services. Mr. Blum’s Sales Commission Plan ties a portion of his targeted cash compensation to sales commissions based on achievement of specific revenue and contribution margin objectives. For fiscal year 2013, Mr. Blum’s commission-based cash incentive target was set at approximately 25% of his overall targeted cash compensation, which includes base salary and short term cash incentives (including, but not limited to, Mr. Blum’s participation in the EIP and commission-based cash incentive).

Forms of Award Agreements under the 2012 Employee Stock Plan

On March 8, 2012, the Compensation Committee approved award grants to certain executive officers of the Company, such grants were made subject to new forms of award agreements for stock option and restricted stock unit grants adopted under the Company’s 2012 Employee Stock Plan. Copies of the award agreements are attached as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Forms of Award Agreements under the 2012 Outside Directors’ Stock Plan

On March 8, 2012, the Board approved the form of restricted stock unit award agreement under the Company’s 2012 Outside Directors’ Stock Plan for awards made to the Company’s non-employee directors. A copy of the form of award agreement is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Committee Appointments

On March 8, 2012, the Board approved changes to the Company’s Compensation Committee such that as of June 7, 2012, immediately following the 2012 Annual Meeting, the Compensation Committee will be composed as follows: Mary T. McDowell, Stacy J. Smith and Steven M. West.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Carl Bass Employment Agreement, dated March 8, 2012

10.2	2012 Employee Stock Plan Form of Stock Option Agreement

10.3	2012 Employee Stock Plan Form of Restricted Stock Unit Agreement

10.4	2012 Employee Stock Plan Form of Stock Option Agreement (non-U.S. Employees)

10.5	2012 Outside Directors’ Stock Plan Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: March 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Carl Bass Employment Agreement, dated March 8, 2012

10.2	2012 Employee Stock Plan Form of Stock Option Agreement

10.3	2012 Employee Stock Plan Form of Restricted Stock Unit Agreement

10.4	2012 Employee Stock Plan Form of Stock Option Agreement (non-U.S. Employees)

10.5	2012 Outside Directors’ Stock Plan Form of Restricted Stock Unit Agreement